UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2016

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 in this Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective as of December 23, 2016, Bionik Laboratories Corp. (the “Registrant”) entered into a Subscription Agreement (the “Subscription Agreement”), dated as of December 20, 2016, with the subscribers thereto, each of whom are existing investors of the Registrant (the “Subscribers”), pursuant to which the Subscribers agreed to loan to the Registrant, (a) on or about December 20, 2016, an aggregate of $500,000, (b) on January 16, 2017, an aggregate of $500,000, and (c) on February 15, 2017, an aggregate of $500,000 (each such date, a “Funding Date”), for a total loan amount of $1,500,000. The loans are and will be evidenced by a series of convertible promissory notes in favor of each Subscriber issued at each Funding Date (the “Notes”)

The Subscribers’ obligation to fund on each Funding Date terminates in the event the Registrant raises aggregate gross proceeds from the sale of the Notes plus the sale of its equity securities in an amount equal to or in excess of $5,000,000.

The Registrant intends to use the net proceeds from the loans for the Registrant’s working capital and general corporate purposes.

The Notes bear interest at a fixed rate of 6% per annum, payable at the earlier of March 31, 2017 and the consummation of a “qualified financing”, as defined in the Notes.

The Notes are convertible into equity of the Registrant upon the following events:

•	At the option of the holders of a majority of the outstanding principal of the Notes, upon an equity or equity-linked round of financing of the Registrant that raises gross proceeds of $5,000,000 or more (less the principal amount of the Notes), the outstanding principal, accrued interest and a 10% premium, shall be payable in cash or converted into such equity upon the price thereof in the qualified financing.

•	Upon an equity or equity-linked round of financing of the Registrant that raises gross proceeds of $3,500,000 or more and less than $5,000,000 (less the principal amount of the Notes), the outstanding principal, accrued interest and a 10% premium, shall be converted into such equity upon the price thereof in the qualified financing.

•	At the option of the holders of a majority of the outstanding principal of the Notes, upon a change of control event.

The Registrant agreed to grant to the Subscribers a security interest on all of the Registrant’s assets in the event the Registrant does not consummate an equity or equity-linked round of financing that raises gross proceeds of $3,500,000 or more (less the principal amount of the Notes) by March 31, 2017.

The Notes contain customary events of default, which, if uncured, entitle each Subscriber to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Notes.

The issuance of the Notes will not be registered under the Securities Act. The Registrant relied upon the exemption from securities registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The above summaries of certain terms and conditions of the Subscription Agreement and the Notes do not purport to be complete discussions and are qualified in their entirety by reference to the Subscription Agreement and the form of Note, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit
10.1	Subscription Agreement
10.2	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 28, 2016

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer

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